As filed with the Securities and Exchange Commission on August 4, 2003

Registration Nos. 333-57715, 333-57715-02 and 333-57715-05,

333-58878, 333-58878-02 and 333-58878-04

and 333-75778, 333-75778-02 and 333-75778-05

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9 TO FORM S-4 REGISTRATION STATEMENT (NOS. 333-57715 THROUGH 333-57715-06) Under THE SECURITIES ACT OF 1933	POST-EFFECTIVE AMENDMENT NO. 5 TO FORM S-4 REGISTRATION STATEMENT (NOS. 333-58878 THROUGH 333-58878-08) Under THE SECURITIES ACT OF 1933	POST-EFFECTIVE AMENDMENT NO. 5 TO FORM S-4 REGISTRATION STATEMENT (NOS. 333-75778 THROUGH 333-75778-08) Under THE SECURITIES ACT OF 1933

TRITON PCS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2930873
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

TRITON PCS PROPERTY COMPANY L.L.C.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2974313
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

TRITON PCS LICENSE COMPANY L.L.C.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2974311
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1100 Cassatt Road

Berwyn, Pennsylvania 19312

(610) 651-5900

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

David D. Clark

Triton PCS, Inc.

Chief Financial Officer and

Executive Vice President

1100 Cassatt Road

Berwyn, Pennsylvania 19312

(610) 651-5900

(Name, address, including zip code, and telephone number, including area code, of registrants’ agent for service)

Please address a copy of all communications to:

Thomas D. Twedt Dow, Lohnes & Albertson, PLLC 1200 New Hampshire Ave. N.W. Suite 800 Washington, D.C. 20036-6802 (202) 776-2000	Andrew M. Davies Triton PCS, Inc. 1100 Cassatt Road Berwyn, Pennsylvania 19312 (610) 651-5900

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

This Registration Statement constitutes Post-Effective Amendment No. 9 to Registration Statement Nos. 333-57715, 333-57715-02 and 333-57715-05, Post-Effective Amendment No. 5 to Registration Statement Nos. 333-58878, 333-58878-02 and 333-58878-04 and Post-Effective Amendment No. 5 to Registration Statement Nos. 333-75778, 333-75778-02 and 333-75778-05, each of which shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. The registration statements amended hereby are collectively referred to herein, with this Registration Statement, as the “Registration Statement.”

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

Prior to June 13, 2003, all of the subsidiaries of Triton PCS, Inc. guaranteed its 11% senior subordinated discount notes due 2008 (the “11% notes”), its 9 3/8% senior subordinated notes due 2011 (the “9 3/8% notes”) and its 8 3/4% senior subordinated notes due 2011 (the “8 3/4% notes”) on a senior subordinated basis. In connection with the retirement of Triton’s old credit facility and entering into a new credit facility, two subsidiaries of Triton PCS, Inc. (Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C.) were released from their guarantees of the 11% notes, the 9 3/8% notes and the 8 3/4% notes pursuant to the terms of the respective indentures. Accordingly, Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. no longer guarantee the 11% notes, the 9 3/8% notes or the 8 3/4% notes, and the previously registered guarantees issued by Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on August 4, 2003.

TRITON PCS, INC.

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Sole Director and Chief Executive Officer

TRITON PCS PROPERTY COMPANY L.L.C. By: Triton Management Company, Inc., its manager

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Chief Executive Officer

TRITON PCS LICENSE COMPANY L.L.C. By: Triton Management Company, Inc., its manager

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of each of the Registrants and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL E. KALOGRIS Michael E. Kalogris

Chief Executive Officer and

Sole Director of Triton PCS, Inc. and

Triton Management Company, Inc.

(Principal Executive Officer) and

principal executive officer of each of

Triton PCS Property Company L.L.C.

and Triton PCS License Company L.L.C.

by virtue of being the Chief Executive

Officer of Triton Management Company, Inc., the manager of each such entity

August 4, 2003

/s/ DAVID D. CLARK David D. Clark

Executive Vice President, Chief

Financial Officer and Secretary of Triton

PCS, Inc. and Triton Management Company, Inc. (Principal Financial Officer) and principal financial officer of each of Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. by virtue of being the Chief Financial Officer of Triton Management Company, Inc., the manager of each such entity

August 4, 2003

/s/ ANDREW M. DAVIES Andrew M. Davies

Vice President and Controller of Triton

PCS, Inc. and Triton Management

Company, Inc. (Principal Accounting

Officer) and principal accounting officer

of each of Triton PCS Property Company

L.L.C. and Triton PCS License Company

L.L.C. by virtue of being the Controller

of Triton Management Company, Inc.,

the manager of each such entity

August 4, 2003